INVESTMENT ADVISORY AGREEMENT
                           TOUCHSTONE STRATEGIC TRUST

      INVESTMENT ADVISORY AGREEMENT, dated as of May 1, 2000, amended December 31, 2002, by and between TOUCHSTONE ADVISORS, INC., an Ohio corporation (the "Advisor"), and TOUCHSTONE STRATEGIC TRUST, a Massachusetts business trust created pursuant to an Agreement and Declaration of Trust dated November 18, 1982, as amended from time to time (the "Trust").

      WHEREAS, the Trust is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act"); and

      WHEREAS, shares of beneficial interest in the Trust are divided into separate series (each, along with any series which may in the future be established, a "Fund"); and

      WHEREAS, the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment advisor and to have an investment advisor perform for it various investment advisory and research services and other management services; and

      WHEREAS, the Advisor is an investment advisor registered under the Investment Advisers Act of 1940, as amended, and desires to provide investment advisory services to the Trust;

      NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

      1. EMPLOYMENT OF THE ADVISOR. The Trust hereby employs the Advisor to manage the investment and reinvestment of the assets of each Fund subject to the control and direction of the Trust's Board of Trustees, for the period on the terms hereinafter set forth. The Advisor hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Advisor shall for all purposes herein be deemed to be independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

      2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE ADVISOR. In providing the services and assuming the obligations set forth herein, the Advisor may, at its expense, employ one or more sub-advisors for any Fund. Any agreement between the Advisor and a sub-advisor shall be subject to the renewal, termination and amendment provisions of paragraph 10 hereof. The Advisor undertakes to provide the following services and to assume the following obligations:

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            a)    The Advisor will manage the investment and reinvestment of the assets of each Fund, subject to and in accordance with the respective investment objectives and policies of each Fund and any directions which the Trust's Board of Trustees may issue from time to time. In pursuance of the foregoing, the Advisor may engage separate investment advisors ("Sub-Advisor(s)") to make all determinations with respect to the investment of the assets of each Fund, to effect the purchase and sale of portfolio securities and to take such steps as may be necessary to implement the same. Such determination and services by each Sub-Advisor shall also include determining the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities shall be exercised. The Advisor shall, and shall cause each Sub-Advisor to, render regular reports to the Trust's Board of Trustees concerning the Trust's and each Fund's investment activities.

            b) The Advisor shall, or shall cause the respective Sub-Advisor(s) to place orders for the execution of all portfolio transactions, in the name of the respective Fund and in accordance with the policies with respect thereto set forth in the Trust's registration statements under the 1940 Act and the Securities Act of 1933, as such registration statements may be amended from time to time. In connection with the placement of orders for the execution of portfolio transactions, the Advisor shall create and maintain (or cause the Sub-Advisors to create and maintain) all necessary brokerage records for each Fund, which records shall comply with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission (the "SEC"), the Trust or any person retained by the Trust. Where applicable, such records shall be maintained by the Advisor (or Sub-Advisor) for the periods and in the places required by Rule 31a-2 under the 1940 Act.

            c) In the event of any reorganization or other change in the Advisor, its investment principals, supervisors or members of its investment (or comparable) committee, the Advisor shall give the Trust's Board of Trustees written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change.

            d) The Advisor shall bear its expenses of providing services to the Trust pursuant to this Agreement except such expenses as are undertaken by the Trust. In addition, the Advisor shall pay the salaries and fees, if any, of all Trustees, officers and employees of the Trust who are affiliated persons, as defined in Section 2(a)(3) of the 1940 Act, of the Advisor.


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            e)    The Advisor will manage, or will cause the Sub-Advisors to manage, the Fund assets and the investment and reinvestment of such assets so as to comply with the provisions of the 1940 Act and with Subchapter M of the Internal Revenue Code of 1986, as amended.

      3. EXPENSES. The Trust shall pay the expenses of its operation, including but not limited to (i) charges and expenses for Trust accounting, pricing and appraisal services and related overhead, (ii) the charges and expenses of the Trust's auditors; (iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Trust with respect to the Funds; (iv) brokers' commissions, and issue and transfer taxes, chargeable to the Trust in connection with securities transactions to which the Trust is a party; (v) insurance premiums, interest charges, dues and fees for Trust membership in trade associations and all taxes and fees payable by the Trust to federal, state or other governmental agencies;
(vi) fees and expenses involved in registering and maintaining registrations of the Trust and/or shares of the Trust with the SEC, state or blue sky securities agencies and foreign countries, including the preparation of Prospectuses and Statements of Additional Information for filing with the SEC; (vii) all expenses of meetings of Trustees and of shareholders of the Trust and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Trust; (ix) compensation of Trustees of the Trust; and (x) interest on borrowed money, if any.

      4. COMPENSATION OF THE ADVISOR.

            a) As compensation for the services rendered and obligations assumed hereunder by the Advisor, the Trust shall pay to the Advisor monthly a fee that is equal on an annual basis to that percentage of the average daily net assets of each Fund set forth on Schedule 1 attached hereto (and with respect to any future Fund, such percentage as the Trust and the Advisor may agree to from time to time). Such fee shall be computed and accrued daily. If the Advisor serves as investment advisor for less than the whole of any period specified in this Section 4a, the compensation to the Advisor shall be prorated. For purposes of calculating the Advisor's fee, the daily value of each Fund's net assets shall be computed by the same method as the Trust uses to compute the net asset value of that Fund.

            b) The Advisor will pay all fees owing to each Sub-Advisor, and the Trust shall not be obligated to the Sub-Advisors in any manner with respect to the compensation of such Sub-Advisors.

            c) The Advisor reserves the right to waive all or a part of its fee.

      5. ACTIVITIES OF THE ADVISOR. The services of the Advisor to the Trust hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others. It is understood that the Trustees and officers of the Trust are or may become interested in the Advisor as stockholders, officers or otherwise, and that stockholders and officers of the Advisor are or may become similarly interested in the Trust, and that the Advisor may become interested in the Trust as a shareholder or otherwise.


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

      6. USE OF NAMES. The Trust will not use the name of the Advisor in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Advisor; except that the Trust may use such name in any document which merely refers in accurate terms to its appointment hereunder or in any situation which is required by the SEC or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. The Advisor will not use the name of the Trust in any material relating to the Advisor in any manner not approved prior thereto by the Trust; except that the Advisor may use such name in any document which merely refers in accurate terms to the appointment of the Advisor hereunder or in any situation which is required by the SEC or a state securities commission. In all other cases, the parties may use such names to the extent that the use is approved by the party named, it being agreed that in no event shall such approval be unreasonably withheld.

            The Trustees of the Trust acknowledge that the Advisor has reserved for itself the rights to the name "Touchstone Strategic Trust" (or any similar names) and that use by the Trust of such name shall continue only with the continuing consent of the Advisor, which consent may be withdrawn at any time, effective immediately, upon written notice thereof to the Trust.

      7. LIMITATION OF LIABILITY OF THE ADVISOR.

            a) Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Advisor, the Advisor shall not be subject to liability to the Trust or to any shareholder in any Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. As used in this Section 7, the term "Advisor" shall include Touchstone Advisors, Inc. and/or any of its affiliates and the directors, officers and employees of Touchstone Advisors, Inc. and/or any of its affiliates.

            b) The Trust will indemnify the Advisor against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from acts or omissions of the Trust. Indemnification shall be made only after: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Trust was liable for the damages claimed or (ii) in the absence of such a decision, a reasonable determination based upon a review of the facts, that the Trust was liable for the damages claimed, which determination shall be made by either (a) the vote of a majority of a quorum of Trustees of the Trust who are neither "interested persons" of the Trust nor parties to the proceeding ("disinterested non-party Trustees") or (b) an independent legal counsel satisfactory to the parties hereto, whose determination shall be set forth in a written opinion. The Advisor shall be entitled to advances from the Trust for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent that would be permissible under the applicable provisions of the General Corporation Law of Ohio. The Advisor shall provide to the Trust a written affirmation of its good faith belief that the standard of conduct necessary for indemnification under such law has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (i) the Advisor shall provide security in form and amount acceptable to the Trust for its undertaking; (ii) the Trust is insured against losses arising by reason of the advance; or
                  (iii) a majority of a quorum of the Trustees of the Trust, the members of which majority are disinterested non-party Trustees, or independent legal counsel in a written opinion, shall have determined, based on a review of facts readily available to the Trust at the time the advance is proposed to be made, that there is reason to believe that the Advisor will ultimately be found to be entitled to indemnification.


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

      8. LIMITATION OF TRUST'S LIABILITY. The Advisor acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Advisor agrees that the Trust's obligations hereunder in any case shall be limited to the Trust and to its assets and that the Advisor shall not seek satisfaction of any such obligation from the holders of the shares of any Fund nor from any Trustee, officer, employee or agent of the Trust.

      9. FORCE MAJEURE. The Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Advisor shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

      10. RENEWAL, TERMINATION AND AMENDMENT.

            a) This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of one year from the date hereof and it shall continue indefinitely thereafter as to each Fund, provided that such continuance is specifically approved by the parties hereto and, in addition, at least annually by (i) the vote of holders of a majority of the outstanding voting securities of the affected Fund or by vote of a majority of the Trust's Board of Trustees and (ii) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of the Advisor, cast in person at a meeting called for the purpose of voting on such approval.

            b) This Agreement may be terminated at any time, with respect to any Fund(s), without payment of any penalty, by the Trust's Board of Trustees or by a vote of the majority of the outstanding voting securities of the affected Fund(s) upon 60 days' prior written notice to the Advisor and by the Advisor upon 60 days' prior written notice to the Trust.


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

            c) This Agreement may be amended at any time by the parties hereto, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of any Fund affected by such change. This Agreement shall terminate automatically in the event of its assignment.

            d) The terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

      11. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      12. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. Pursuant to the Trust's Agreement and Declaration of Trust, dated as of November 18, 1982, the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the Trust estate.

                                             TOUCHSTONE STRATEGIC TRUST


                                             By: /s/ Patrick T. Bannigan
                                                 -------------------------------
                                                 Patrick T. Bannigan
                                                 President


                                             TOUCHSTONE ADVISORS, INC.


                                             By: /s/ Michael S. Spangler
                                                 -------------------------------
                                                 Michael S. Spangler
                                                 Vice President


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

                                                     EFFECTIVE FEBRUARY 25, 2005

                                   SCHEDULE 1

LARGE CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.75% on the first $200 million of average daily net assets; 0.70% from $200 million to $1 billion of average daily net assets; and 0.65% of such assets in excess of $1 billion.

GROWTH OPPORTUNITIES FUND

The Fund pays the Advisor a fee equal to the annual rate of 1.00% on the first $50 million of average daily net assets; 0.90% of the next $50 million of average daily net assets; 0.80% of the next $100 million of average daily net assets; and 0.75% of such assets in excess of $200 million.

EMERGING GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.80% of average daily net assets.

LARGE CAP CORE EQUITY FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.65% on the first $100 million of average daily net assets; 0.60% of the next $100 million of average daily net assets; 0.55% of the next $100 million of average daily net assets; and 0.50% of such assets in excess of $300 million.

VALUE PLUS FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.75% on the first $100 million of average daily net assets; 0.70% of the next $100 million of average daily net assets; 0.65% of the next $100 million of average daily net assets; and 0.60% of such assets in excess of $300 million.

SMALL CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 1.25% of average daily net assets.

MICRO CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 1.25% of average daily net assets.

                                   SCHEDULE 1

                                                         EFFECTIVE MARCH 6, 2006

LARGE CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.75% on the first $200 million of average daily net assets; 0.70% from $200 million to $1 billion of average daily net assets; and 0.65% of such assets in excess of $1 billion.

GROWTH OPPORTUNITIES FUND

The Fund pays the Advisor a fee equal to the annual rate of 1.00% on the first $50 million of average daily net assets; 0.90% of the next $50 million of average daily net assets; 0.80% of the next $100 million of average daily net assets; and 0.75% of such assets in excess of $200 million.

MID CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.80% of average daily net assets.

LARGE CAP CORE EQUITY FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.65% on the first $100 million of average daily net assets; 0.60% of the next $100 million of average daily net assets; 0.55% of the next $100 million of average daily net assets; and 0.50% of such assets in excess of $300 million.

VALUE PLUS FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.75% on the first $100 million of average daily net assets; 0.70% of the next $100 million of average daily net assets; 0.65% of the next $100 million of average daily net assets; and 0.60% of such assets in excess of $300 million.

SMALL CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 1.25% of average daily net assets.

MICRO CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 1.25% of average daily net assets.

LARGE CAP VALUE FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.75% of average daily net assets.


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

                                   SCHEDULE 1

                                                       EFFECTIVE AUGUST 15, 2006

LARGE CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.75% on the first $200 million of average daily net assets; 0.70% from $200 million to $1 billion of average daily net assets; and 0.65% of such assets in excess of $1 billion.

GROWTH OPPORTUNITIES FUND

The Fund pays the Advisor a fee equal to the annual rate of 1.00% on the first $50 million of average daily net assets; 0.90% of the next $50 million of average daily net assets; 0.80% of the next $100 million of average daily net assets; and 0.75% of such assets in excess of $200 million.

MID CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.80% of average daily net assets.

LARGE CAP CORE EQUITY FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.65% on the first $100 million of average daily net assets; 0.60% of the next $100 million of average daily net assets; 0.55% of the next $100 million of average daily net assets; and 0.50% of such assets in excess of $300 million.

SMALL CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 1.25% of average daily net assets.

MICRO CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 1.25% of average daily net assets.

LARGE CAP VALUE FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.75% of average daily net assets.

DIVERSIFIED SMALL CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 1.05% of average daily net assets.

                                   SCHEDULE 1

                                                     EFFECTIVE NOVEMBER 10, 2006

LARGE CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.75% on the first $200 million of average daily net assets; 0.70% from $200 million to $1 billion of average daily net assets; and 0.65% of such assets in excess of $1 billion.

GROWTH OPPORTUNITIES FUND

The Fund pays the Advisor a fee equal to the annual rate of 1.00% on the first $50 million of average daily net assets; 0.90% of the next $50 million of average daily net assets; 0.80% of the next $900 million of average daily net assets; and 0.75% of such assets in excess of $1 billion.

MID CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.80% of average daily net assets.

LARGE CAP CORE EQUITY FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.65% on the first $100 million of average daily net assets; 0.60% of the next $100 million of average daily net assets; 0.55% of the next $100 million of average daily net assets; and 0.50% of such assets in excess of $300 million.

SMALL CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 1.25% of average daily net assets.

MICRO CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 1.25% of average daily net assets.

LARGE CAP VALUE FUND

The Fund pays the Advisor a fee equal to the annual rate of 0.75% of average daily net assets.

DIVERSIFIED SMALL CAP GROWTH FUND

The Fund pays the Advisor a fee equal to the annual rate of 1.05% of average daily net assets.


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